                                ITEM 24(b)16.


            Schedule for Computation of Performance Quotations



Money Market Fund
----------------------------------

Yield Quotation:  .00099375379        365
                  ------------   X    ---    =  5.18%
                       1               7


                                                  365/7

Effective Yield Quotation:   [(.00099375379    )       ] - 1 = 5.32%
                             |( ----------- + 1)       |
                             [(      1         )       ]



Asset Allocation Fund
--------------------------------------


One year period ended October 31, 1996:

                  12/12
$1,000 (1 + .1106)       =  $1,110.60

Inception (March 1, 1994) through October 31, 1996:

                  32/12
$1,000 (1 + .1452)       =  $1,435.55



Government Securities Fund
--------------------------------------------


Inception (September 3, 1996) through October 31, 1996:


                   2/12
$1,000 (1 + .1795)       =  $1,027.90

                                ITEM 24(b)16
                                  Continued



International Equity Fund
------------------------------------------


Inception (September 3, 1996) through October 31, 1996:

                   2/12
$1,000 (1 + .1479)      =  $1,023.26



S&P 500 Index Fund
-----------------------------------


Inception (September 3, 1996) through October 31, 1996:

                   2/12
$1,000 (1 + .5743)      =  $1,078.57



REIT Index Fund
--------------------------------


Inception (September 3, 1996) through October 31, 1996


                   2/12
$1,000 (1 + .2948)      =  $1,044.00